EXHIBIT 16
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                       EASTERN POINT ADVISORS FUNDS TRUST

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Theodore E. Charles and Timothy B. Murphy, or either of them, with full power of substitution, as his true and lawful attorneys and agents, to execute in his name and on his behalf, in any and all capacities, Eastern Point Advisors Funds Trust's Registration Statement on Form N-14 (including any and all pre-effective and post-effective amendments thereto) filed with the Securities and Exchange Commission under both the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, together with any and all other instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable Eastern Point Advisors Funds Trust to comply with such Acts and the rules, regulations and requirements of the Securities and Exchange Commission and the securities or Blue Sky laws of any state or other jurisdiction, and the undersigned hereby ratifies and confirms as his own act and deed any and all actions that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any of such attorneys and agents have, and may exercise, all of the powers conferred herein.

     IN WITNESS WHEREOF, each of the undersigned trustees of Eastern Point Advisors Funds Trust has hereunto set his hand as of this 17th day of July, 2003.

/s/ Theodore E. Charles                     /s/ Timothy B. Murphy
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Theodore E. Charles                         Timothy B. Murphy


/s/ Robert T. Martin
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Robert T. Martin                            John S. Rando, Jr.



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Arthur E. Stickney

                                      C-12
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